                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant  x

     Filed by a Party other than the Registrant

     Check the appropriate box:
       Preliminary Proxy Statement             Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2)

    x  Definitive Proxy Statement
      Definitive Additional Materials
      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Excelsior Funds, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      x   No fee required.

          Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

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          Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1)  Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:
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

                             EXCELSIOR FUNDS, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               ----------------

To The Shareholders of the                                   June 13, 1997
 Long-Term Supply of Energy Fund:

  A Special Meeting of Shareholders of the Long-Term Supply of Energy Fund (the "Fund") of Excelsior Funds, Inc. ("Excelsior") will be held on August 18, 1997 at 10:00 a.m. (local time) in the offices of United States Trust Company of New York at 114 West 47th Street, New York, New York for the following purposes:

    (1) to approve a change to the Fund's sub-classification from diversified to non-diversified, and to eliminate a related investment limitation;

    (2) to approve a change to the Fund's fundamental investment policies to permit the Fund to invest in precious metal bullion and coins and futures contracts on commodities;

    (3) to adopt a fundamental investment policy that will allow the Fund to invest more than 25% of the value of its total assets in companies in the energy and other natural resources groups of industries; and

    (4) to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

  The proposals referred to above are discussed in the Proxy Statement attached to this Notice. Each shareholder is invited to attend the Special Meeting of Shareholders in person. Shareholders of record at the close of business on June 2, 1997 have the right to vote at the Special Meeting. IF YOU CANNOT BE PRESENT AT THE SPECIAL MEETING, WE URGE YOU TO FILL IN, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN ORDER THAT THE SPECIAL MEETING CAN BE HELD AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSALS 1, 2, AND 3.

                                          W. Bruce McConnel, III

                                          Secretary

                             EXCELSIOR FUNDS, INC.
                               73 TREMONT STREET
                          BOSTON, MASSACHUSETTS 02108
                                (800) 446-1012

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Excelsior Funds, Inc. ("Excelsior" or the "Company") for use at Excelsior's Special Meeting of Shareholders of the Long-Term Supply of Energy Fund (the "Fund") to be held in the offices of United States Trust Company of New York ("U.S. Trust") at 114 West 47th Street, New York, New York, on August 18, 1997 at 10:00 a.m. (local time). Such Special Meeting and any adjournment thereof are hereinafter collectively referred to as the "Meeting." The Fund's shares are hereinafter referred to as "Shares."

  It is expected that the solicitation of proxies will be primarily by mail. Excelsior's officers and service contractors may also solicit proxies by telephone, telegraph, facsimile or personal interview. U.S. Trust will bear all proxy solicitation costs. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to Excelsior a written notice of revocation or a subsequently executed proxy or by attending the Meeting and electing to vote in person. This Proxy Statement and the enclosed form of proxy (the "Proxy") are expected to be distributed to shareholders on or about June 24, 1997.

  A Proxy is enclosed with respect to your Shares. The Proxy should be completed in full. Each full Share is entitled to one vote, and each fractional Share to a proportionate fractional vote.

  If a Proxy is executed properly and returned, the Shares represented by it will be voted at the Meeting in accordance with the instructions thereon. If you do not expect to be present at the Meeting and wish your Shares to be voted, please date and sign the enclosed Proxy and mail it in the enclosed reply envelope.

  THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS TO ANY SHAREHOLDER UPON REQUEST. THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS MAY BE OBTAINED FROM THE COMPANY BY SENDING A WRITTEN REQUEST TO THE COMPANY AT THE ADDRESS PROVIDED ABOVE, OR BY CALLING TOLL-FREE AT (800) 446-1012.

                                  PROPOSAL 1

                   APPROVAL OF CHANGE OF SUB-CLASSIFICATION
                     TO NON-DIVERSIFIED AND ELIMINATION OF
                         RELATED INVESTMENT LIMITATION

  The Fund is classified as a management investment company under the Investment Company Act of 1940 (the "1940 Act"), and is sub-classified as an open-end company and a diversified company. At the Meeting, shareholders will be asked to approve a change to the Fund's latter sub-classification from a diversified company to a non-diversified company. This change is sought to increase investment flexibility. As a diversified investment company, at least 75% of the value of the Fund's total assets must be represented by securities of issuers which do not constitute more than 5% of the value of the total assets of the Fund or more than 10% of the voting securities of the issuer, cash and cash items, U.S. government securities and securities of other investment companies. These categories do not include investments in gold and other precious metals.

  A non-diversified investment company is not subject to this 75% asset requirement, but as a regulated investment company the Fund would remain subject to a more limited diversification requirement that is imposed by the Internal Revenue Code of 1986. The Internal Revenue Code test applies at the end of each fiscal quarter, and generally requires that at least 50% of the value of the Fund's total assets be represented by the types of assets which satisfy the 75% asset diversification requirement imposed by the 1940 Act. In addition, no more than 25% of the value of the investment company's assets may be invested in the securities of any one issuer.

  Investment return of a non-diversified fund typically is dependent upon the performance of a smaller number of securities than is the investment return of a diversified fund of comparable size. Consequently, if the Fund were to utilize its authority to assume larger positions in the obligations of a smaller number of issuers, then changes in value of any one security would affect the overall value of the Fund more than it would a diversified fund, and thereby subject the Fund's net asset value per share to greater fluctuations and risk.

  Approval of this proposal will also eliminate the following fundamental investment limitation of the Fund:

    The Fund may not purchase securities of any one issuer, other than U.S. Government obligations, if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer, except that up to 25% of the value of its total assets may be invested without regard to this 5% limitation.


  Approval of Proposal 1 would allow the Fund to invest in securities of fewer issuers at any one time. Approval of Proposal 1 and Proposal 2 would permit the Fund to invest a significant portion of its assets in precious metals. Specifically, the Fund could comply with a proposed investment policy recommended by the Fund's investment adviser and favored by the Board of Directors of Excelsior that would permit the Fund to invest up to 35% of its assets in precious metals. The adviser has made this recommendation because it believes that investments in precious metals will increase portfolio flexibility and provide a potential hedge against inflationary pressures.

                                  PROPOSAL 2

                          APPROVAL OF INVESTMENTS IN
                       PRECIOUS METAL BULLION AND COINS
                     AND FUTURES CONTRACTS ON COMMODITIES

  At the Meeting, shareholders of the Fund will be asked to approve a change to one of the Fund's fundamental investment limitations to permit the Fund to invest in gold and other precious metal bullion and coins and related contracts. As explained in the preceding paragraph, this change is being proposed to provide the Fund with a broader range of potential investments and to provide a potential hedge against inflation. The investment limitation reads as follows:

    The Fund may not purchase or sell commodities or commodities futures contracts or invest in oil, gas, or other mineral exploration or development programs; provided, however, that i) this shall not prohibit the Fund from purchasing publicly traded securities of companies engaging in whole or in part in such activities or from investing in liquidating trust receipts, certificates of beneficial ownership or other instruments in accordance with its investment objective and policies, and ii) the Fund may enter into futures contracts and futures options.


  This investment limitation prohibits investments in "commodities," which includes precious metal bullion and coins. Based on the adviser's recommendation, the Board of Directors of Excelsior recommends that the limitation be revised as follows to permit the Fund to invest in precious metal bullion and coins and futures contracts on commodities, and to clarify that the Fund may invest in options on commodities and futures contracts, and forward contracts on foreign currencies and precious metals:

    The Fund may not purchase or sell commodities or invest in oil, gas, or other mineral exploration or development programs; provided, however, that the Fund may, in accordance with its investment objective and policies, (i) purchase publicly traded securities of companies engaging in whole or in part in such activities or invest in liquidating trust receipts, certificates of beneficial ownership or other instruments, (ii) enter into commodity futures contracts and other futures contracts, (iii) enter into options on commodities and futures contracts, (iv) invest in gold and other precious metal bullion and coins, and (v) enter into forward contracts on foreign currencies and precious metals.

  Subject to approval of the proposal by shareholders of the Fund, the Board of Directors of Excelsior has voted to revise the investment policies of the Fund to permit the Fund to invest up to 35% of its total assets in precious metals. Precious metal bullion will not be purchased in any form that is not readily marketable. Coins will not be purchased for their numismatic value and will not be considered for the Fund if they cannot be bought or sold in an active market. Any bullion or coins purchased by the Fund will be stored with a qualified custodian bank in the United States. Shareholders should be aware that precious metals do not generate income, offering only the potential for capital appreciation and depreciation, and may subject the Fund to higher custody and transaction costs than those normally associated with the ownership of securities. Investments relating to precious metals are considered speculative.


  While the Fund will be able to enter into options on commodities, the Fund's proposed investment policies do not presently contemplate such investments. The Fund will also be able to enter into precious metals futures contracts and related options in addition to the futures contracts it can enter into already. With respect to forward contracts, the Fund may enter into contracts for the purchase or sale of precious metals or specific currencies at a future date, at a price set at the time of the contract. The Fund presently expects to enter into forward contracts only for hedging purposes. The Fund will also be able to enter into forward contracts for "cross hedging" purposes. Forward contracts are traded over-the-counter, and the Fund may also trade other types of over-the-counter instruments based on precious metals which are or may become available for trading.


  The use of options, futures contracts and forward contracts may subject the Fund to a number of risks. Purchasing options is a specialized investment technique that entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the options. The successful use of futures by the Fund is subject to the ability of the adviser correctly to anticipate movements in the direction of the market. The Fund may realize a loss on a futures transaction that is not offset by a favorable movement in the price of securities or precious metals that it holds or intends to purchase, and the Fund may be unable to close a futures position in the event of adverse price movements because there is no assurance of a liquid market for any particular futures contract (or option) at any particular time. Forward contracts present the risk that the Fund may be required to forego the benefits of advantageous changes in exchange rates or prices of precious metals.

                                  PROPOSAL 3

                  ADOPTION OF A FUNDAMENTAL INVESTMENT POLICY
               THAT WILL ALLOW THE FUND TO INVEST MORE THAN 25%
             OF THE VALUE OF ITS TOTAL ASSETS IN COMPANIES IN THE
            ENERGY AND OTHER NATURAL RESOURCES GROUPS OF INDUSTRIES

  The Fund proposes to adopt the following fundamental investment policy:

    The Fund may not purchase any securities which would cause more than 25% of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided, however, that there is no limitation with respect to securities of companies in the energy and other natural resources groups of industries or securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.


  Upon the recommendation of the Fund's investment adviser, the Board of Directors recommends that the shareholders adopt this fundamental investment policy in order that the Fund may pursue its investment objective to provide long-term capital appreciation by investing primarily in domestic and foreign companies that are in the energy and other natural resources groups of industries. These companies include those that the investment adviser considers to be principally engaged in the discovery, development, production or distribution of energy or other natural resources, the development of technologies for the production or efficient use thereof, or the furnishing of related supplies or services. Energy and natural resources encompass a number of traditional industry classifications, including among others: mining of metals, coal and other minerals; oil and gas extraction; production of petroleum, coal and newer resources such as geothermal and solar energy; pipeline companies; and agricultural industries including crops, livestock, and forestry and timberland.

  If the shareholders approve this proposal, under normal market conditions, at least 65% of the Fund's total assets will be invested in the securities of these types of companies. Normally investments in energy companies will constitute a substantial portion of these investments, and at least 25% of the Fund's total assets will be invested in crude oil, petroleum and natural gas companies. This policy reflects the adviser's belief that these hydrocarbon resources represent the primary component of world energy needs. However, the amount may be reduced if there are changes in governmental regulations, world economic and political events, exploration or production spending, supply, demand or prices of crude oil, petroleum, natural gas or other energy sources, and in the investment adviser's opinion, such changes would have an adverse affect on the securities of such companies. The policies in this paragraph are subject to change by the Board of Directors of Excelsior without the approval of the Fund's shareholders.

  The Fund's concentration in companies that are in the energy and other natural resources groups of industries will subject it to certain risks. The value of equity securities of these companies will fluctuate pursuant to market conditions generally, as well as the market for the particular industry in which the issuer is involved. The values of natural resources are affected by numerous factors, such as events occurring in nature and international politics. Inflationary pressures and rising interest rates may affect the demand for certain natural resources. In addition, many of these companies are located outside the United States, and a significant portion of the Fund's assets may be invested in securities of foreign issuers. Investments in foreign securities involve certain risks not ordinarily associated with investments in domestic securities, including fluctuations in foreign exchange rates, the possible imposition of exchange controls or other foreign governmental laws or restrictions, the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments, the absence of publicly available information about foreign companies, possible reduced liquidity of foreign securities, and higher transaction costs on foreign securities markets.


  Subject to approval by the stockholders of proposal 3, the Board of Directors has voted to change the name of the Fund. The new name of the Fund would be the "Energy and Natural Resources Fund."

                                 *     *     *

  The Fund is not proposing to change its investment objective of seeking long-term capital appreciation. There is no assurance that the Fund will achieve its investment objective. The investment adviser believes, however, with the support of Excelsior's Board of Directors, that the proposals in this Proxy Statement will provide the Fund with additional opportunities in seeking to achieve its objective.

                                 REQUIRED VOTE

  The approval of each of Proposals 1, 2 and 3 requires the affirmative vote of the holders of a "majority of the outstanding Shares" of the Fund (as defined in the 1940 Act), which means the lesser of (a) the holders of 67% or more of the Shares of the Fund present at the Meeting if the holders of more than 50% of the outstanding Shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE "FOR" PROPOSALS 1, 2 AND 3.

                              VOTING INFORMATION

  RECORD DATE. Only shareholders of record at the close of business on June 2, 1997 will be entitled to vote at the Meeting. On that date there were 3,140,824.944 outstanding Shares of the Fund.

  QUORUM. In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve a particular Proposal are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is not present, the persons named as proxies will vote those proxies FOR adjournment. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the particular Proposal in favor of such adjournments, and will vote those proxies required to be voted AGAINST such Proposal against any adjournment. A quorum is constituted with respect to the Fund by the presence in person or by proxy of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. Shares represented by broker non-votes are treated as being present for purposes of determining a quorum. A vote cast does not include an abstention or the failure to vote for or against a proposal. Therefore, for purposes of determining the affirmative vote of a "majority of the outstanding shares," an abstention or the failure to vote, including a broker non-vote, will be the equivalent of voting against the particular Proposal.

  ANNUAL MEETINGS. Excelsior does not presently intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. Excelsior will call a meeting of shareholders for the purpose of voting upon the question of removal of a member of the Board of Directors upon written request of shareholders owning at least 25% of the outstanding shares of the Excelsior entitled to vote.


  OTHER SHAREHOLDER INFORMATION. On June 2, 1997, U.S. Trust and its affiliates held of record substantially all of the outstanding Shares of the Fund as agent or custodian for their customers, but did not own such Shares beneficially because they did not have discretion to vote or invest such Shares.

  As of the record date for the Meeting, the Directors and officers of the Company as a group owned beneficially less than 1% of the outstanding shares of the Fund.

                          INFORMATION ABOUT ADVISERS,
                        ADMINISTRATORS AND DISTRIBUTOR

  U.S. Trust and U.S. Trust Company of Connecticut ("U.S. Trust Connecticut") serve as Excelsior's investment advisers. U.S. Trust's principal offices are at 114 West 47th Street, New York, New York 10036. U.S. Trust Connecticut's principal offices are located at 225 High Ridge Road, East Tower, Stamford, Connecticut 06905.

  U.S. Trust Connecticut, Chase Global Funds Services Company ("CGFSC") and Federated Administrative Services ("Federated") serve as Excelsior's administrators. CGFSC's principal business address is 73 Tremont Street, Boston, Massachusetts 02108-3913 and Federated's principal business address is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.

  Edgewood Services, Inc. (the "Distributor") serves as Excelsior's distributor. The Distributor's address is P.O. Box 897, Pittsburgh, PA 15230-0897.

                                 OTHER MATTERS

  No business other than the matters described above is expected to come before the Meeting with respect to the Long-Term Supply of Energy Fund. In addition, at the Meeting, the shareholders of Excelsior's Productivity Enhancers Fund, Environmentally-Related Products and Services Fund, Aging of America Fund, Communication and Entertainment Fund and Global Competitors Fund will vote on reorganization matters which are discussed in the separate proxy statement relating to such funds. Should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment in the interests of each Company.

Dated: June 13, 1997

  SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             EXCELSIOR FUNDS, INC.

  This proxy is solicited by the Board of Directors of Excelsior Funds, Inc. ("Excelsior") for use at a special meeting of shareholders to be held at the offices of United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, on August 18, 1997 at 10:00 a.m. (Eastern Time).

  The undersigned hereby appoints Frank Bruno, Michael P. Malloy, Daniel A. Moonay and Rose Ann Munoz, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated special meeting, and at all adjournments or postponements thereof, all shares of common stock in the below referenced fund held of record by the undersigned on June 2, 1997, the record date for the meeting, upon the following matters and upon any other matter that may come before the meeting, in their discretion.

  Every properly signed proxy will be voted in the manner specified hereon (except that if you vote on a proposal regarding a fund of which you are not a shareholder, such vote will not be counted) and, in the absence of specification, will be treated as granting authority to vote "FOR" the Proposals.

  To vote mark an X in blue or black ink on the proxy card below. Keep this portion for your records.

-------------------------------------------------------------------------------
                  (DETACH HERE AND RETURN THIS PORTION ONLY)

  Proposals to approve the plan of reorganization and the transactions contemplated thereby, including the transfer of all of the assets and liabilities of the Fund specified below ("Transferor Fund") to Excelsior's Equity Fund ("Surviving Fund") in exchange for retail shares of the Surviving Fund, and a liquidating distribution of such shares to holders of retail shares of the Transferor Fund:

1. Vote on Proposal for AGING OF AMERICA FUND ONLY
    FOR                            AGAINST                         ABSTAIN
    [_]                              [_]                             [_]

2. Vote on Proposal for PRODUCTIVITY ENHANCERS FUND ONLY
     FOR                            AGAINST                        ABSTAIN
     [_]                              [_]                            [_]

3. Vote on Proposal for COMMUNICATION AND ENTERTAINMENT FUND
ONLY
    FOR                            AGAINST                         ABSTAIN
    [_]                              [_]                             [_]

4. Vote on Proposal for GLOBAL COMPETITORS FUND ONLY
    FOR                            AGAINST                         ABSTAIN
    [_]                              [_]                             [_]

5. Vote on Proposal for ENVIRONMENTALLY-RELATED PRODUCTS AND SERVICES FUND
   ONLY
    FOR                            AGAINST                         ABSTAIN
    [_]                              [_]                             [_]

                    LONG-TERM SUPPLY OF ENERGY FUND (ONLY)

6(a). Vote on Proposal

                      Vote on Proposal to approve a change to the Fund's sub-classification from
  FOR AGAINST ABSTAIN diversified to non-diversified and to eliminate a related investment
  [_]   [_]     [_]   limitation.

 (b). Vote on Proposal

                      Vote on Proposal to approve a change to the Fund's fundamental investment
  FOR AGAINST ABSTAIN policies to permit the Fund to invest in precious metal bullion and
  [_]   [_]     [_]   coins and futures contracts on commodities.

 (c). Vote on Proposal

                      Vote on Proposal to adopt a fundamental investment policy that will allow
  FOR AGAINST ABSTAIN the Fund to invest more than 25% of the value of its total assets in
  [_]   [_]     [_]   companies in the energy and other natural resources groups of industries.

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    Please sign, date and return the proxy card promptly using the enclosed envelope.

    Please sign exactly as name appears hereon. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature                       Date